EXHIBIT 99.1

CB Financial Services, Inc. Announces Quarterly Cash Dividend

CARMICHAELS, Pa., Aug. 16, 2017 (GLOBE NEWSWIRE) -- CB Financial Services, Inc. (the “Company”) (NASDAQ:CBFV), the holding company for Community Bank, today announced that its Board of Directors has declared a quarterly cash dividend of $0.22 per outstanding share of common stock. The dividend will be paid on or about September 18, 2017 to stockholders of record as of the close of business on September 8, 2017.

“We are pleased to continue the $0.22 per share dividend in the third quarter of 2017,” commented Barron P. McCune, Jr., Vice Chairman and Chief Executive Officer. “Our strong capital position and steady performance allows us to continue to provide value to our stockholders.”

About CB Financial Services, Inc.

CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates 16 offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.

For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Contact:
Barron P. McCune, Jr.
Vice Chairman and Chief Executive Officer
Phone: (724) 225-2400
Fax: (724) 225-4903